Exhibit 32.1
DUTCH BROS INC.
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dutch Bros Inc. (the Company) on Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date of the signatures below (the Report), Christine Barone, Chief Executive Officer and President of the Company, and Joshua Guenser, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their respective knowledge:

1.the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 7, 2025	/s/ Christine Barone
Date	Christine Barone
Chief Executive Officer and President
(Principal Executive Officer)

May 7, 2025	/s/ Joshua Guenser
Date	Joshua Guenser
Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dutch Bros Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

Dutch Bros Inc.| Exhibit 32.1